Exhibit 99.2

Enbridge Announces 2024 Financial Guidance and 3% Dividend Increase

CALGARY, ALBERTA, November 29, 2023 – Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) announced today its 2024 financial guidance and an annualized common share dividend increase from $3.55 to $3.66 per share effective March 1, 2024.

HIGHLIGHTS

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release)

•

Announced 2024 adjusted earnings before interest, income taxes and depreciation (EBITDA)* guidance on base business[1] of $16.6 billion to $17.2 billion and distributable cash flow (DCF)* per share of $5.40 to $5.80. This excludes EBITDA and DCF contributions from the gas utilities acquisitions announced on September 5, 2023 (the “Acquisitions”), which are expected to close during 2024

•	The Company expects its 2024 base business[1] EBITDA to grow by more than 4% and its DCF to increase by approximately 3% compared to the midpoint of its 2023 guidance

•	Declared 29th consecutive annual common share dividend increase, raising it by 3.1% to $0.915 per quarter ($3.66 annualized), effective March 1, 2024

•	Reaffirmed 2023 full year guidance for EBITDA and DCF, inclusive of the recent share offering dilution

2024 FINANCIAL GUIDANCE PARAMETERS

All figures, including EBITDA, DCF, capital expenditures, share counts, debt issuances and financial derivative figures, unless specified otherwise, in this news release are presented excluding the impact of the Acquisitions1.

CEO COMMENT

Commenting on the Company’s outlook, Greg Ebel, President and CEO of Enbridge, noted the following:

“As the world’s demand for energy continues to grow, Enbridge remains committed to meeting these needs by delivering safe, affordable, reliable, and sustainable energy. We understand the critical role we play in powering communities and economies, and we are dedicated to expanding our infrastructure to ensure energy accessibility for all. Enbridge will continue to innovate and invest in the infrastructure required to strengthen our position as the first-choice energy delivery provider in North America and beyond.”

[1]

Guidance excludes impact of pre-funding of the Acquisitions, which includes the $4.6 billion equity issuance on September 5, 2023 and the US$2.0 billion and C$1.0 billion of hybrid bond issuances in September 2023. In addition to funding requirements, all DCF/EBITDA contributions from the Acquisitions have been excluded, as have any maintenance and growth capital requirements.

“We’re excited to provide details on the visible growth across each of our core business units. Given that we expect to realize only partial year contributions from the Acquisitions, we are issuing our guidance on the base business and excluding the impact of any contributions related to them. As indicated previously, we anticipate closing all three gas utility acquisitions by the end of 2024.

“Our 2024 guidance showcases the predictability and strength of our four core businesses. The growth is attributable to the capital we’ve placed into service in 2023, over $3 billion of tuck-in acquisitions, embedded revenue escalators and optimization of the base business. In 2024, we expect our base business to generate EBITDA between $16.6 and $17.2 billion. This range reflects over 4% growth relative to the midpoint of our 2023 guidance range and is right in line with what we presented at our annual investor day earlier this year.

“Growing our dividend remains an important component of our investor value proposition. We are pleased to announce that Enbridge is increasing its dividend by 3% marking our 29th consecutive annual increase. We remain committed to annual dividend growth consistent with our medium-term distributable cash flow outlook and keeping our dividend payout ratio within 60-70% of DCF.

“Enbridge remains well positioned to continue delivering predictable growth well into the future. Since the start of this year, we have secured an additional $7 billion of attractive, organic projects, which increased our secured backlog to $25 billion and added over $3 billion of highly strategic, accretive tuck-in acquisitions.

“Finally, we continue to make great progress towards closing the Acquisitions next year. We have secured funding for over 75% of the aggregate purchase price and will finance the remainder using a combination of tools at our disposal while keeping our debt-to-EBITDA ratio within our stated 4.5x to 5.0x target range. This could include our ongoing capital recycling program, senior and subordinated debt issuances, reinstatement of our DRIP program, and at-the-market equity issuances.”

2024 FINANCIAL OUTLOOK

Enbridge is providing 2024 guidance on its base business of EBITDA of $16.6 billion to $17.2 billion and DCF per share of between $5.40 to $5.80. In addition to the information provided below, the Company has posted supporting materials to the Investor Relations section of the Enbridge Inc. website (link).

EBITDA Guidance on base business1,2

($ millions)[3]	2024e	Key Growth Drivers vs. 2023
Liquids Pipelines	~$9,300	• Strong system utilization; partially offset by a lower Mainline toll

Gas Transmission & Midstream	~$4,700	• Morrow Renewables, Aitken Creek, Tres Palacios • Venice Extension partial year contributions • Lower O&A and favorable re-contracting

Gas Distribution & Storage	~$2,100	• Customer additions & rate rebasing

Renewable Power Generation	~$600	• Hohe See/Albatros; Fécamp & PGL in service

Energy Services	~$-

Eliminations & Other	~$200	• Impact of foreign exchange hedge program

Adjusted EBITDA[4]	$16,600-$17,200

(1)

Sensitivities included within supporting materials (2) Guidance excludes impact of pre-funding of the Acquisitions, which includes the $4.6 billion equity issuance on September 5, 2023, and the US$2.0 billion and C$1.0 billion of hybrid bond issuances in September 2023. In addition to funding requirements, all DCF/EBITDA contributions from the related Acquisitions have been excluded along-side any maintenance and growth capital requirements. (3) Assumes CAD/USD of $1.35 in 2024 (4) Non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release.

2024 EBITDA guidance is underpinned by expected strong utilization across the base businesses’ annualized contributions from $3 billion of investments anticipated to be placed into service in 2023, partial year contributions from $4 billion of investments expected to be placed into service in 2024 and contributions from the more than $3 billion of tuck-in acquisitions announced in 2023.

DCF Guidance on base business1

($ millions) [2]	2024e
Adjusted EBITDA[3]		$16,600-$17,200
Maintenance Capital	~$	(1,000)
Financing Costs	~$	(4,100)
Current Income Taxes	~$	(750)
Distributions to Non-Controlling Interests	~$	(350)
Cash Distributions in Excess of Equity Earnings	~$	600
Other Non-Cash Adjustments	~$	100

Distributable Cash Flow (DCF) [3]		$11,000-$11,800
DCF/Share Guidance[3,4]		$5.40-$5.80

(1)

Sensitivities included within supporting materials (2) Assumes CAD/USD of $1.35 in 2024 (3) Non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release (4) On approximately 2,025 million shares outstanding.

To mitigate against cash flow volatility, the Company has substantially hedged its budgeted 2024 USD DCF exposure.

DCF per share guidance reflects higher interest rates on planned new fixed-rate financings and outstanding floating-rate debt. Enbridge will continue to actively manage this exposure through its hedging program and expects to enter 2024 with less than 10% of the debt portfolio exposed to interest rate variability.

All three Acquisitions are expected to close in 2024 and provide partial year EBITDA contributions which have been excluded from guidance ranges. The Acquisitions are expected to be accretive to per share metrics in their first full year of ownership in 2025.

Dividend Increase

Enbridge announces that the quarterly common share dividend for 2024 will be increased by 3.1% from $0.8875 to $0.915 per common share, commencing with the dividend payable on March 1, 2024, to shareholders of record on February 15, 2024.

Capital Investments and Financing Plan

Enbridge expects to deploy approximately $6 billion of capital in 2024, inclusive of maintenance capital. The balance sheet will remain strong with the Debt-to-EBITDA ratio* at the end of 2024 expected to be in the middle of the Company’s 4.5-5.0x target range. The financing plan includes approximately $8 billion of debt issuances in 2024 which is substantially earmarked for the refinancing of $7 billion of debt maturities. The Company has hedged a portion of its anticipated fixed-rate term-debt issuances for 2024.

Enbridge Day and Outlook

At Enbridge’s annual investor day conference planned for March 6, 2024, in New York, Management will discuss energy fundamentals, the Company’s competitive position, its strategic priorities, its capital allocation priorities and the longer-term outlook.

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We’re advancing new technologies including hydrogen, renewable natural gas, carbon capture and storage and are committed to achieving net zero greenhouse gas emissions by 2050. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; 2023 and 2024 financial guidance, including projected DCF per share and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and dividend policy; the acquisitions of three gas utilities from Dominion Energy, Inc. (the “Acquisitions”), including the expected timing of closings; anticipated utilization of our assets; expected EBITDA and expected adjusted EBITDA; expected DCF and DCF per share; expected future cash flows; expected shareholder returns; expected performance of the Company’s businesses, including customer growth and organic growth opportunities; financial strength, capacity and flexibility; financing plan and costs, including with respect to the Acquisitions; expectations on leverage, including Debt-to-EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; hedging program; expected in-service dates and costs related to announced projects and projects under construction; expected capital expenditures and capital allocation priorities; expected future growth and expansion opportunities, including secured growth program and development opportunities; expecting closings, benefits and timing of transactions, including with respect to the Acquisitions; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and filings, including with respect to the Mainline tolling settlement and Gas Distribution’s rate rebasing application, and anticipated timing and impact therefrom

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids (NGL), liquified natural gas (LNG) and renewable energy; energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; customer, regulatory and stakeholder support and approvals, including with respect to the Acquisitions; anticipated construction and in-service dates; weather; announced and potential acquisition, disposition and other corporate transactions and projects and the timing and impact thereof, including the Acquisitions; governmental legislation; litigation; impact of the Company’s dividend policy on its future cash flows; credit ratings; hedging program; expected EBITDA and expected adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows and expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; general economic and competitive conditions; ability of management to execute key priorities; and the effectiveness of various actions resulting from the Company’s strategic priorities. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs and are, therefore, inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic priorities, operating performance, the Company’s dividend policy, regulatory parameters, litigation, acquisitions and dispositions and other transactions, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, global geopolitical conditions, political decisions, public opinion, changes in tax laws and tax rates, exchange rates, interest rates, inflation, commodity prices, and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

NON-GAAP AND OTHER FINANCIAL MEASURES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, DCF, and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes and noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt, as calculated on a GAAP basis, before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability with estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by generally accepted accounting principles (GAAP) in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available in the Investor Relations section of the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information in the Investor Relations section on the Company’s website, www.sedarplus.ca or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community

Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com